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                                                                    EXHIBIT 12.1

                          WESTERN WIRELESS CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

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                                                                                                                         Quarter
                                                                                                                          Ended
                                                                               Year Ended December 31,                   March 31,
                                                             ---------------------------------------------------------   ---------
                                                                1998        1999       2000        2001        2002        2003
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) from continuing operations before provision
       for income taxes and cumulative change in
       accounting principle                                  $ (13,359)  $ (48,121)  $  65,406   $(143,564)  $ (92,050)  $ (17,071)
Adjust for:
       Minority interests in net loss of consolidated
       subsidiaries                                               (479)     (1,610)     (2,058)    (18,967)     (8,408)     (2,392)
       Equity in net (income) loss of unconsolidated
          affiliates, net of tax                                 4,746      14,529        (658)      7,772      (4,219)      1,057
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) from continuing operations before provision
          for income taxes, cumulative change in accounting
          principle, minority interests in consolidated
          subsidiaries and income (loss) from equity
          investees                                             (9,092)    (35,202)     62,690    (154,759)   (104,677)    (18,406)
Add:
           Fixed Charges                                        92,227      99,993     152,229     163,353     158,791      38,629
       Amortization of capitalized interest                         --          --          --         125         425         150
Deduct

       Interest capitalized                                         --          --          --      (1,500)     (2,100)       (150)
       Minority interest in pre-tax income of subsidiaries
          that have not incurred fixed charges                      --          --         488        (616)       (104)      2,358
                                                             ---------   ---------   ---------   ---------   ---------   ---------
           Earnings                                          $  83,135   $  64,791   $ 215,407   $   6,603   $  52,335   $  22,581
                                                             =========   =========   =========   =========   =========   =========

       Fixed Charges:
         Interest and financing expense, net                 $  92,227   $  99,993   $ 152,229   $ 161,853   $ 156,691   $  38,479
         Interest capitalized                                       --          --          --       1,500       2,100         150
                                                             ---------   ---------   ---------   ---------   ---------   ---------

           Fixed charges                                     $  92,227   $  99,993   $ 152,229   $ 163,353   $ 158,791   $  38,629
                                                             =========   =========   =========   =========   =========   =========
       Ratio of earnings to fixed charges                         0.90        0.65        1.42        0.04        0.33        0.58
                                                             =========   =========   =========   =========   =========   =========
       Deficiency of earnings to cover fixed charges         $  (9,092)  $ (35,202)  $      --   $(156,750)  $(106,456)  $ (16,048)
                                                             =========   =========   =========   =========   =========   =========
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